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                                                                   EXHIBIT 99.1

                              COMMUNITY BANK SHARES

                             PERFORMANCE UNITS PLAN

         1. PURPOSE. The Performance Units Plan (the "Plan") of Community Bank Shares of Indiana, Inc. (Community Bank Shares or the "Company") is designed to provide long-term incentive compensation for key executives. Its purpose is to benefit the Company by increasing motivation on the part of its management personnel in senior executive positions who are materially important to the development of the Company's business. The Plan will create an incentive for them to remain in the employ of the Company and to work to the very best of their abilities for the achievement of the Company's strategic growth objectives. This purpose is intended to be accomplished under the Plan by granting Performance Units to such key personnel (in addition to their annual cash compensation, including bonus) which, if performance objectives and/or service requirements with the Company are achieved, will permit them to share in the Company's success.

         2. PARTICIPANTS. Participants in the Plan shall be full time employees of the Company, its subsidiaries or any subsidiary of its subsidiaries, who may, but need not be, officers of the Company or of its subsidiaries or divisions, who are determined by the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Community Bank Shares, in its discretion, to be select senior management personnel important to the growth of the Company, and to whom the Committee shall make any award under the Plan. Participants in the Plan are required to sign an Acceptance of Award form which contains, among other things, a two-year noncompete provision prohibiting the Participant from competing with the Company and its subsidiaries during the term of his or her employment with the Company and/or its subsidiaries and, unless his or her employment is terminated following a Change in Control (as hereafter defined) for a period of two years thereafter.

         3. PERFORMANCE UNITS; COMMUNITY SHARES. The total number of Units available under the Plan shall be 250,000 units. In the event any award of Performance Units is cancelled on account of termination of a Participant's employment, failure to meet performance objectives, or for any other reason, the Committee may again award the Units canceled to an existing or new Participant.

         The total number of shares of Community Bank Shares common stock ("Community Shares") that may be issued in payment of Performance Units awarded under the Plan shall be 250,000 shares of Community Shares as presently constituted. This number shall be adjusted to reflect subsequent stock dividends, stock splits, spin-offs, spin-outs, reverse stock splits and similar matters affecting outstanding Community Shares. Shares not exceeding this number may be issued in payment of Performance Units awarded under the Plan at the discretion of the Committee.

         4. PERFORMANCE PERIOD. The Committee in its discretion may award none, all, or any part of the Units covered by the Plan as Performance Units. Performance objectives may be established from time to time by the Committee. Performance objectives need not be the same in respect to all Participants and may be established separately for the Company as a whole or for its various groups, divisions and subsidiaries, all as the Committee may determine, in its discretion. The performance objectives may include growth in the Company's earnings per share or net income, increases in the assets or profitability of a division or subsidiary or any other growth measure the Committee may adopt. Except as provided in Section 11, the performance period over which achievement of any performance objective shall be determined shall not be less than two years or more than four years. The performance period over which achievement of any performance objective is determined may include the fiscal year during which the Performance Unit to which the performance objective relates is awarded.

         Awards of Performance Units may be conditioned on the Participant's continued employment by the Company or a subsidiary over the performance period or in any other manner the Committee may determine.

         Any award of Performance Units prior to the date of this Plan is approved or ratified by shareholders of the Company shall be contingent on the approval or ratification of this Plan by the shareholders of the Company, as contemplated by Section 15.


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         5.  PERFORMANCE  UNIT  AWARDS.  Performance  Unit Awards  shall be made pursuant to performance programs as follows:

                  (a) PERFORMANCE PROGRAMS; INITIAL GRANTS. After the approval of this Plan by the Board, and subject to approval or ratification of this Plan by shareholders, the Committee shall establish one or more performance programs each with a specified objective or objectives and a specified performance period over which the specified objective is targeted for achievement. Participants may be awarded Units in any one or more of the performance programs. Initial awards in any program shall be made to such number of Participants as then determined by the Committee. In making its determination of who shall be Participants in any performance program, the Committee shall take into account such factors as the Participants' level of responsibility, job performance, potential for growth, level and types of compensation and such other factors as the Committee deems relevant.

                  (b) SUBSEQUENT AWARDS. During the term of the Plan, additional Performance Units may be awarded (subject to the maximum number provided for above) in the discretion of the Committee, either (i) to new Participants in the Plan or (ii) if the Committee determines circumstances of significant promotion or additional responsibility so warrant, to any one or more of the initial Participants in the Plan. In respect of such additional awards, the Committee may make such adjustments therein as it may deem reasonable on account of any lesser period of participation in the program by the holder of any subsequent award.

                  (c) NOTICE OF AWARDS. Upon the making of any award by the Committee, the Participant shall be advised of the number of Performance Units awarded and of the terms of the award. An award to a Participant shall not be effective until the Participant delivers to the Company an executed written Acceptance of Award, in such form as the Committee determines, to evidence the Participant's acceptance of such award and agreement to be bound by the terms and conditions of the award and this Plan.

         6.  PERFORMANCE  UNIT  PAYMENT.  Subject  to  Section  15, a holder  of
Performance Units shall be entitled to receive, if the applicable targeted performance objective is met, an amount equal to the market value of one share of Community Bank Shares common stock ("Community Shares") on the date of the expiration of the applicable performance period multiplied by the number of Performance Units awarded. For the purposes hereof market value as of any date shall be the value as of said date as reasonably determined by the Committee based on market activity.

         Notwithstanding  the  provisions  of  the  foregoing   paragraph,   the
Committee in its discretion may establish at the time it establishes the targeted performance objective, a minimum performance target and may provide for payment on a reduced scale if the targeted performance objective is not achieved but the minimum performance target is met or exceeded. Similarly, the Committee in its discretion may establish at the time it establishes the targeted performance objective enhanced performance objective(s) and may provide for payment on an increased scale to the extent both the targeted and enhanced performance objectives are exceeded subject, however, to the limitation herein on the maximum number of Units and Community Shares covered by this Plan.

         Payment amounts will be paid in Community Shares, except that the Committee may, in its discretion, authorize payment in cash in lieu of Community Shares in an amount sufficient to satisfy applicable tax withholding obligations on account of such payment.

         7. DISTRIBUTIONS. Distribution of amounts to which a Participant is entitled in respect of Performance Units shall be made as soon as practicable after the holder of such Performance Units becomes entitled thereto.

         8. CONDITIONS TO PAYMENTS. Except as otherwise herein provided or determined by the Committee, a Participant, in order to be entitled to receive any payment on Performance Units awarded to him, must be in the employ of the Company or subsidiary of the Company on the expiration of the relevant performance period and must have been continuously in the employ of the Company or a subsidiary from the time of the award of the Performance Units to him, except for leaves of absence, which may be approved by the Committee. No vested interest in any payment under the Units shall accrue during the term of the performance period and no payment in respect of the Units shall be required to be made to any Participant whose employment with the Company or a


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subsidiary  is  terminated,  with or  without  cause,  prior  to the  time he is entitled to receive a distribution hereunder; provided, however, that the Committee, in its absolute discretion, may make such pro-rata or other payment (or no payment), as it may determine, to a Participant whose employment terminates (on account of death, disability, retirement or otherwise) prior to the time he is entitled to receive distribution on his Performance Units. If termination is on the account of death, the Committee may make payment of any distribution it authorizes to the Participant's surviving spouse, heirs or estate, as the Committee may determine.

         9. COMMITTEE MEMBERSHIP; AUTHORITY. The Plan shall be administered by the members of the Committee of the Board, so long as it shall consist solely of two or more members of the Board who are non-employee directors as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), as in effect from time to time. In the event said Committee, by reason of changes in its membership, shall no longer be so qualified, the Board shall appoint a new Committee to administer the Plan, whose members shall cause the Committee to qualify under Rule 16b-3. The Committee shall have plenary authority and discretion to interpret the Plan, to establish any rules or regulations relating to the Plan which it determines to be appropriate, and to make any other determination which it believes necessary or advisable for the proper administration of the Plan. All decisions and determinations by the Committee with respect to the Plan and its administration, including, without limitation, the establishment of programs, the award of Performance Units and the determination of whether performance objectives have been achieved or Performance Units are payable shall be final and binding.

         10. DETERMINATION OF ACHIEVEMENT OF OBJECTIVES. Not in limitation of its authority as provided for in the preceding Section, the Committee in regard to any performance program adopted by it, may thereafter change or modify the terms of the program and shall determine whether any performance objective of any program has been met. For this purpose, if the targeted objective shall be growth in assets, earnings, profitability or other target determined by reference to the Company's accounts, the Committee shall use the accounting results, as audited at the end of any fiscal year by Company's independent certified accountants, provided that the Committee, in its discretion, shall have the authority for the purposes of the Plan to adjust such results for any factors it deems relevant, including, without limitation, changes in accounting methods, changes in corporate taxation, or any extraordinary nonrecurring event causing dilution or diminution in the Company's earnings, all as the Committee may in its discretion deem necessary or desirable to accomplish the purpose of the performance program.

         11. CHANGE IN CONTROL OF THE COMPANY. In the event of a Change of Control (as hereinafter defined) each Participant then holding an award of Performance Units shall, subject to Section 15, be entitled to receive payment thereof, free of any conditions, in an amount determined as follows:

                  (a) if the targeted performance objectives have been met as of the date of the Change of Control, the amount shall be equal to the amount that otherwise would be payable if the performance periods had elapsed on the date of the Change of Control; and

                  (b) if any of the targeted performance objectives have not been met as of the date of the Change of Control, the amount shall be determined by multiplying (i) the amount that otherwise would be payable if the performance periods had elapsed and the targeted performance objectives had been met, by (ii) a fraction, the numerator of which is the number of full months that have elapsed since the beginning of the performance period(s) and the denominator of which is the aggregate number of full months in the longest performance period over which achievement of the targeted performance objectives is measured;

provided however, that if the aggregate amount to which such Participant would constitute a "parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), such amount shall be reduced by the amount determined by the Committee which is minimum necessary to result in no portion of the payment of such amount being non-deductible to the Company pursuant
Section 280G of the Code and subject to excise tax imposed under Section 4999 of the Code. Such amount shall be determined as the Change of Control and payable in accordance with Section 6 as promptly as practicable thereafter. Payment of such amount shall constitute satisfaction in full of all Performance Units held by such Participant at the time of the Change in Control.

         As used herein, "Change in Control" shall be deemed to have occurred if either (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the 1934 Act is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing 25% or more of the


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combined  voting power of the Company's  then  outstanding  securities;  or (ii)
during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority of the members of the Board unless the election, or the nomination for election by stockholders, of each new director was approved by vote of a least two-thirds of the directors then still in office who were directors at the beginning of the period; or (iii) approval by the shareholders of the Company of a merger or share exchange with respect to which persons who were the shareholders of the Company immediately prior to such merger or share exchange would not, immediately thereafter, own more than 50% of, respectively, the then outstanding Community Shares and the combined voting power entitled to vote
generally  in  the   election  of  directors  of  the   surviving  or  acquiring
corporation's then-outstanding voting securities, or of a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company unless, in any such case, the Committee determines, in its discretion, prior to such approval by shareholders that such merger, share exchange, liquidation, dissolution or sale does not constitute a "Change of Control."

         12. AMENDMENT OF PLAN. The Committee shall have the authority to make amendments and revisions of this Plan, so long as such amendments or revisions do not negatively affect Participants with respect to their previously awarded units.

         13.  ADDITIONAL   PROVISIONS.   The  following   additional  terms  and
provisions apply to the Plan:

                  (a) No Participant in the Plan shall have any right because he is a Participant in the Plan to continue in the employ of the Company or of any of its subsidiaries for any period of time, or any right to a continuation of his present or any other rate of compensation; and such rights and powers as the Company now has or which it may have in the future to dismiss or discharge any Participant from his employment or to change the assignments of any Participant are expressly reserved to the Company.

                  (b) The award of Performance Units to a Participant in the Plan shall create no rights in such Participant as a shareholder of the Company until such time and to the extent that the Participant is delivered Community Shares in satisfaction of such Participant's Performance Units.

                  (c) The Company at the time any payment is made under the Plan is authorized to withhold from such payment any amount necessary to satisfy income tax withholding requirements in respect to such payment.

                  (d) In the event of stock dividends, stock splits, spin-offs, reverse stock splits or similar matters affecting outstanding Community Shares during the term of the Plan, appropriate revision shall be made
         (i) in the targeted growth objectives of performance programs, and (ii) in the Performance Units awarded to reflect the effect of such stock dividend, stock split, spin-off, reverse stock split or similar matter on the interests of the Participants in the Plan. Otherwise, no adjustment shall be made in the Performance Units awarded or the amounts payable with respect thereto on account of cash dividends which may be paid or other rights which may be issued to holders of Community Shares during the term of the Plan.

         14. TERM OF PLAN. Subject to Section 15, the term of the Plan shall be for the period from the date of its approval by the Board until the first business day after March 31, 2013, or such earlier date as of which the Board, in its discretion, elects to terminate the Plan. Termination of the Plan shall have no effect on the performance periods of Performance Units awarded prior to termination. Awards of Performance Units may be made during the term of the Plan under performance programs with performance periods extending beyond the term of the Plan.

         15. SHAREHOLDER APPROVAL AND OTHER ACTIONS. This Plan, and any award of Performance Units under the Plan, is conditioned on the approval and ratification of the Plan by the shareholders of the Company at or before the 2003 annual meeting of shareholders of the Company, and no Community Shares may be issued hereunder prior to the receipt of such shareholder approval and ratification. The Plan, and the award of Performance

         Units hereunder, shall become void if the shareholders of the Company do not approve and ratify the Plan at or before the 2003 annual meeting of shareholders of the Company.


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         Subject  to  the  approval  and   ratification  of  this  Plan  by  the
shareholders of the Company, the Board and officers of the Company are authorized to take such action as may be necessary to provide for the issuance of any or all of the Community Shares which may be necessary to satisfy the Company's obligations hereunder and to cause said shares to be listed on any stock exchange or authorized for quotation on any inter-dealer automated quotation system on which Community Shares may at such time be listed or transactions in Community Shares may be quoted.

         16. NON-ASSIGNABILITY. Rights under the Plan and in respect of Units granted under the Plan or payments of amounts are not transferable and may not be assigned or pledged by any Participant at any time, and no recognition shall be required to be given by the Company to any attempted assignment of any rights hereunder or of any attempted assignment of the Units.

         17. PLAN A PART OF CONTINUING COMPENSATION PROGRAM. This Plan is a part of a continuing program of incentive compensation for senior managerial personnel of the Company and is expected to be supplemented or continued in effect after the term hereof by any additional plan or plans as approved by the Board of Directors.

                                 *** *** *** ***

         The foregoing is a full text of the Performance Units Plan of Community Bank Shares approved by the Board of Directors of Community Bank Shares of Indiana as of January 28, 2003.
























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